ADMINISTRATIVE SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") dated as of August 12, 1997 (the "Effective Date"), is entered into by and between Jevic Transportation, Inc. ("Jevic") and Jevic Transportation Systems, Inc. ("JTS"), an affiliate of Jevic.

                                   WITNESSETH:

     1. Services.

          a. JTS hereby employs Jevic to perform the following administrative services ("Services") in accordance with the terms and conditions set forth in this Agreement. Jevic will, upon request, provide services to JTS relating to employee payroll, records and benefits administration, benefits planning and design, records management, insurance, certain treasury operations, cash administration and other services. Upon request of JTS, Jevic may also from time to time perform such other services, which, in the opinion of Jevic and JTS, are proper and advisable in assisting JTS to administer its business affairs and operations.

          b. As an aid in providing the Services, Jevic will undertake the following activities:

               (1) representatives of Jevic will at JTS's request periodically visit JTS's offices to review issues that may arise in the areas specified in paragraph 2(a); and

               (2) Jevic will, upon request, review and prepare written comments for JTS on documents made available to Jevic by JTS with respect to the areas specified in paragraph 2(a).

     2. Term. The initial term of this Agreement will extend for a period of one
(1) year from the Effective Date. After expiration of Initial Term, Agreement shall extend automatically for successive one (1) year terms unless JTS provides to Jevic written notice of its intentions not to exercise automatic renewal granted herein ninety (90) days prior to commencement of the next one (1) year term.

     3. Payment To Jevic.

          a. JTS will pay Jevic as a monthly fee an amount equal to the actual cost incurred by Jevic in providing the Services hereunder. Any federal, state or local excise taxes or sales taxes imposed on the provision of Services shall be billed to JTS under paragraph 5(c) below.

          b. JTS will reimburse Jevic for all reasonable business and travel expenses and any other unanticipated or extraordinary out-of-pocket expenses incurred by Jevic in the performance of its obligations hereunder.



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          c. Any fees or expenses payable pursuant to this Agreement shall be payable by JTS monthly by the fifteenth day following Jevic's presentation to JTS of a written invoice of charges. Upon JTS's request, Jevic will provide any further documentation required in support of such invoice. Delinquent payment of any invoice provided hereunder shall be subject to a finance charge in the amount of 1.25% per month as calculated beginning sixty (60) days from the date of the invoice. Notice of any disputed charges must be received by Jevic from JTS within sixty (60) days from the date of the invoice in question. Credit for any disputed charges, approved after review of notice received, will be applied in the invoice for the calendar month immediately following the calendar month in which such approval was granted. Nothing herein shall be construed to grant JTS any right of set-off against Jevic or relieve JTS of its responsibility to pay in full all charges as shown on each invoice.

     4. Performance of Services. JTS will retain and exercise exclusive direction and control over the management and properties of its business. Jevic will have no authority to exercise any such direction or control. Jevic will direct all correspondence, reports, and written communications solely to JTS. Jevic will use its best efforts to provide the Services to JTS, and, in so doing, to exercise the same degree of diligence and care it exercises in the conduct of its own business. Jevic will not subcontract any of its obligations hereunder or enter into any contract on behalf of JTS without the prior written approval of JTS. Jevic shall not be liable to JTS for any claims, liabilities, damages or other losses (including attorneys' fees) arising out of the performance of any Services hereunder.

     5. Audit.

          a. JTS shall have the annual right to conduct an audit of Jevic's books and records relating to the Services hereunder, by JTS's internal or external auditors.

          b. If JTS has a reasonable basis for suspecting that Jevic is in breach of the Agreement, JTS shall have the right to perform an audit of Jevic, separate and independent, from the right to audit as set forth in paragraph 5(a), in order to determine if such a breach exists.

          c. If, as a result of the audits performed pursuant to this Section 5, JTS believes Jevic has breached the Agreement, Jevic shall have sixty (60) days to perform an audit of its own and remedy any breach.

     6. Independent Contractor. Jevic will act as an independent contractor in the performance of its obligations under this Agreement. Jevic will retain control of the manner and method of performance of its obligations under this Agreement, and JTS will have the right of supervision merely as to the results of the performance of the Services. Jevic will be responsible for payment of all taxes, except federal, state and local excise or sales taxes on the Services, arising out of Jevic's activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income tax, social security tax, unemployment insurance tax, and any other tax or business license fee as required.


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     7. Non-Disclosure and Ownership.

          a. Jevic agrees that all information obtained by Jevic as a result of its performance of its obligations under this Agreement which concerns the personal, financial, organizational, managerial, operational or other affairs and resources of JTS will be treated confidentially by Jevic will not be revealed to any other person, firm or organization except as disclosure may be required by law or where the information has been previously placed in the public domain other than by Jevic. This clause will survive the termination of this Agreement.

          b. Jevic agrees that all files, computer programs, tapes, records, materials, data, papers, reports, and other information relating to JTS which Jevic obtains as a result of its performance of its obligations under this Agreement are vested in and owned by JTS as its exclusive property. Jevic will return to JTS all such property owned by JTS and which is in Jevic's possession upon termination of this Agreement or at any earlier time immediately upon JTS's request. This clause will survive the termination of this Agreement.

     8. Hold Harmless. In providing the Services, Jevic shall not be liable to JTS for and JTS shall hold Jevic harmless from any and all claims, losses, liabilities, costs or expenses, including reasonable attorneys' fees and interest and penalties arising from the performance of any Services hereunder except to the extent that Jevic has made an error or omission which resulted from the gross negligence or willful and wanton misconduct of Jevic's employees. In no event shall Jevic be liable for any consequential damages, including lost profits, loss of use of facilities or injury to the goodwill of JTS.

     9. Notices. Any notices or other written communication to be given or served hereunder will be deemed duly served if delivered personally or mailed by registered mail, postage prepaid, and addressed as set forth below; provided, however, that nothing contained herein shall be construed so as to limit the ability of the parties to mutually agree for provision of notice in some other manner or form.

         If to JTS:
                          Jevic Transportation Services, Inc.
                          600 Creek Road
                          P.O. Box 5157
                          Delanco, NJ 08075
                          Attention: President

         If to Jevic:
                          Jevic Transportation, Inc.
                          600 Creek Road
                          P.O. Box 5157
                          Delanco, NJ 08075
                          Attention:  Vice President and Chief Financial Officer


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or at such other address as the parties may subsequently designate to the other by notice served as herein provided.

     10. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither JTS nor Jevic may assign any of its rights or responsibilities hereunder to any person without the prior written consent of the other.

     11. Entire Agreement. The parties agree that this Agreement sets forth their entire agreement, and there are no promises or understandings other than those expressly stated herein.

     12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New Jersey.

     13. Captions. Captions used in this Agreement are not part of this Agreement, and are for the convenience of reference only, and do not affect the meaning or construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         JEVIC TRANSPORTATION, INC.


                                         By: /s/ Paul J. Karvois
                                            ------------------------------------
                                         Name:  Paul J. Karvois
                                         Title: President


                                         JEVIC TRANSPORTATION SERVICES, INC.


                                         By: /s/ Harry J. Muhlschlegel
                                            ------------------------------------
                                         Name:  Harry J. Muhlschlegel
                                         Title: President